Exhibit 99.1

PerkinElmer Announces Financial Results for the Second Quarter of 2012

  Revenue growth of 9%; Organic revenue growth of 5%
  GAAP earnings per share from continuing operations of $0.29; Adjusted earnings per share of $0.53, up 23%
  Operating profit margin from continuing operations of 10%; Adjusted operating profit margin of 17%, an increase of 240 basis points
  FY 2012 GAAP earnings per share guidance of $1.21 to $1.26; Adjusted earnings per share guidance reaffirmed at $2.00 to $2.05
  Accelerates growth investments in the second half

WALTHAM, Mass.--(BUSINESS WIRE)--August 2, 2012--PerkinElmer, Inc. (NYSE: PKI), a global leader focused on improving the health and safety of people and the environment, today reported financial results for the second quarter ended July 1, 2012.

The Company reported GAAP earnings per share from continuing operations of $0.29, as compared to $0.26 in the second quarter of 2011. Revenue in the second quarter of 2012 was $521.8 million, as compared to $479.1 million in the second quarter of 2011. GAAP operating income from continuing operations for the second quarter of 2012 increased 26% to $49.8 million, compared to $39.4 million in the second quarter of 2011. GAAP operating profit margin from continuing operations was 10% in the second quarter of 2012, compared to 8% in the second quarter of 2011.

Adjusted earnings per share grew 23% to $0.53, compared to $0.43 in the second quarter of 2011. Adjusted revenue for the quarter grew 10% to $532.3 million, compared to $485.3 million in the second quarter of 2011. Organic revenue growth was 5% after adjusting for acquisitions which added 8%, partially offset by a decrease due to foreign currency translation of 4%. Adjusted operating income for the second quarter of 2012 increased 28% to $89.7 million, compared to $70.3 million for the same period a year ago. Adjusted operating profit margin was 17%, a 240 basis points improvement compared to the same period a year ago. For the Company’s non-GAAP financial measures, adjustments have been noted in the attached reconciliations.

“I am pleased with our organization’s strong performance in the second quarter. Our newly expanded range of innovative and higher value offerings helped us generate healthy organic revenue growth and strong adjusted earnings per share in the quarter,” said Robert Friel, chairman and chief executive officer of PerkinElmer. “We’ve had an excellent first half in 2012 despite the macroeconomic environment and foreign currency headwinds. While we don’t expect economic conditions to improve over the balance of the year, our strong performance in the first half enables us to accelerate investments in our long term growth initiatives in the second half.”

Cash Flow:

For the second quarter of 2012, operating cash flow from continuing operations was $77.4 million as compared to $54.9 million in the same period of 2011.

Financial Overview by Reporting Segment

Human Health:

  Revenue of $258.4 million for the second quarter of 2012, as compared to $218.8 million for the second quarter of 2011.
  Operating income of $31.5 million, as compared to $28.4 million for the same period a year ago.
  Adjusted revenue of $260.5 million for the second quarter of 2012, as compared to $219.2 million for the second quarter of 2011. Adjusted revenue increased 19%, organic revenue growth was 4%.
  Adjusted operating income of $56.4 million, as compared to $44.4 million for the same period a year ago.
  Adjusted operating profit margin was 22% as a percentage of adjusted revenue, an increase of 130 basis points as compared to the second quarter of 2011.

Environmental Health

  Revenue of $263.4 million for the second quarter of 2012, as compared to $260.2 million for the second quarter of 2011.
  Operating income of $28.2 million, as compared to $21.7 million for the same period a year ago.
  Adjusted revenue of $271.8 million for the second quarter of 2012, as compared to $266.1 million for the second quarter of 2011. Adjusted revenue increased 2%, organic revenue growth was 5%.
  Adjusted operating income of $43.3 million, as compared to $36.7 million for the same period a year ago.
  Adjusted operating profit margin was 16% as a percentage of adjusted revenue, an increase of 210 basis points as compared to the second quarter of 2011.

Financial Guidance – Full Year 2012

For the full year 2012, the Company reiterates its forecast for organic revenue to increase in the mid-single digit range relative to 2011. For the full year 2012, the Company now forecasts GAAP earnings per share from continuing operations in the range of $1.21 to $1.26 and reaffirms its previously communicated guidance for adjusted earnings per share, which is expected to include the adjustments noted in the attached reconciliation, of $2.00 to $2.05.

Conference Call Information

The Company will discuss its second quarter results and its outlook for business trends in a conference call on August 2, 2012 at 5:00 p.m. Eastern Time (ET). To access the call, please dial (617) 213 - 8837 prior to the scheduled conference call time and provide the access code 28473641. A playback of this conference call will be available beginning 7:00 p.m. ET, Thursday, August 2, 2012. The playback phone number is (617) 801-6888 and the code number is 34863262.

A live audio webcast of the call will be available on the Investor section of the Company’s Web site, www.perkinelmer.com. Please go to the site at least 15 minutes prior to the call in order to register, download, and install any necessary software. An archived version of the webcast will be posted on the Company’s Web site for a two week period beginning approximately two hours after the call.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures. The reasons that we use these measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included below following our GAAP financial statements.

Factors Affecting Future Performance

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to estimates and projections of future earnings per share, cash flow and revenue growth and other financial results, developments relating to our customers and end-markets, and plans concerning business development opportunities and divestitures. Words such as "believes," "intends," "anticipates," "plans," "expects," "projects," "forecasts," "will" and similar expressions, and references to guidance, are intended to identify forward-looking statements. Such statements are based on management's current assumptions and expectations and no assurances can be given that our assumptions or expectations will prove to be correct. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in any forward-looking statements. These factors include, without limitation: (1) markets into which we sell our products declining or not growing as anticipated; (2) fluctuations in the global economic and political environments; (3) our failure to introduce new products in a timely manner; (4) our ability to execute acquisitions and license technologies, or to successfully integrate acquired businesses and licensed technologies into our existing business or to make them profitable, or successfully divest businesses; (5) our failure to adequately protect our intellectual property; (6) the loss of any of our licenses or licensed rights; (7) our ability to compete effectively; (8) fluctuation in our quarterly operating results and our ability to adjust our operations to address unexpected changes; (9) significant disruption in third-party package delivery and import/export services or significant increases in prices for those services; (10) disruptions in the supply of raw materials and supplies; (11) the manufacture and sale of products exposing us to product liability claims; (12) our failure to maintain compliance with applicable government regulations; (13) regulatory changes; (14) our failure to comply with healthcare industry regulations; (15) economic, political and other risks associated with foreign operations; (16) our ability to retain key personnel; (17) significant disruption in our information technology systems; (18) our ability to obtain future financing; (19) restrictions in our credit agreements; (20) our ability to realize the full value of our intangible assets; (21) significant fluctuations in our stock price; (22) reduction or elimination of dividends on our common stock; and (23) other factors which we describe under the caption "Risk Factors" in our most recent quarterly report on Form 10-Q and in our other filings with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

About PerkinElmer

PerkinElmer, Inc. is a global leader focused on improving the health and safety of people and the environment. The company reported revenue of approximately $1.9 billion in 2011, has about 7,000 employees serving customers in more than 150 countries, and is a component of the S&P 500 Index. Additional information is available through 1-877-PKI-NYSE, or at www.perkinelmer.com.

PerkinElmer, Inc. and Subsidiaries
CONSOLIDATED INCOME STATEMENTS

	Three Months Ended		Six Months Ended

(In thousands, except share and per share data)	July 1, 2012	July 3, 2011	July 1, 2012	July 3, 2011
		(As adjusted)		(As adjusted)

Revenue	$521,790	$479,065	$1,032,680	$926,243

Cost of revenue	282,996	269,871	561,872	516,738
Research and development expenses	34,069	28,032	66,693	54,217
Selling, general and administrative expenses	149,735	138,403	306,584	271,098
Restructuring and contract termination charges, net	5,203	3,340	11,362	3,340

Operating income from continuing operations	49,787	39,419	86,169	80,850

Interest income	(150)	(483)	(360)	(805)
Interest expense	11,339	4,213	22,776	8,129
Other expense	169	541	1,772	2,703

Income from continuing operations before income taxes	38,429	35,148	61,981	70,823

Provision for income taxes	4,861	6,047	6,337	14,431

Net income from continuing operations	33,568	29,101	55,644	56,392

Gain (loss) on disposition of discontinued operations, before income taxes	482	(157)	1,017	(1,741)
Provision for (benefit from) income taxes on discontinued operations and dispositions	417	(817)	459	(23)

Net income (loss) from discontinued operations and dispositions	65	660	558	(1,718)

Net income	$33,633	$29,761	$56,202	$54,674

Diluted earnings (loss) per share:
Net income from continuing operations	$0.29	$0.26	$0.49	$0.49

Net income (loss) from discontinued operations and dispositions	0.00	0.01	0.00	(0.02)

Net income	$0.29	$0.26	$0.49	$0.48

Weighted average diluted shares of common stock outstanding	114,578	113,623	114,348	114,381

ABOVE PREPARED IN ACCORDANCE WITH GAAP

Additional Supplemental Information:
(per share, continuing operations)

GAAP EPS from continuing operations	$0.29	$0.26	$0.49	$0.49
Amortization of intangible assets, net of income taxes	0.13	0.11	0.26	0.20
Purchase accounting adjustments, net of income taxes	0.06	0.04	0.13	0.04
Acquisition-related costs, net of income taxes	0.00	0.01	0.00	0.03
Mark to market and curtailments on post-retirement benefits, net of income taxes	0.00	-	0.01	(0.00)
Restructuring and contract termination charges, net of income taxes	0.04	0.02	0.07	0.02
Adjusted EPS	$0.53	$0.43	$0.96	$0.78

PerkinElmer, Inc. and Subsidiaries
REVENUE AND OPERATING INCOME (LOSS)

		Three Months Ended		Six Months Ended

(In thousands, except percentages)		July 1, 2012	July 3, 2011	July 1, 2012	July 3, 2011
			(As adjusted)		(As adjusted)

Human Health	Revenue	$258,422	$218,817	$512,383	$420,138
	Purchase accounting adjustments	2,050	370	4,461	561
	Adjusted Revenue	260,472	219,187	516,844	420,699

	Operating income	31,538	28,446	53,483	49,983
	OP%	12.2%	13.0%	10.4%	11.9%
	Amortization of intangible assets	17,201	12,281	34,867	24,931
	Purchase accounting adjustments	3,033	1,089	10,503	1,681
	Acquisition-related costs	153	751	344	2,995
	Restructuring and contract termination charges, net	4,442	1,832	9,383	1,832
	Adjusted operating income	56,367	44,399	108,580	81,422
	Adjusted OP%	21.6%	20.3%	21.0%	19.4%

Environmental Health	Revenue	263,368	260,248	520,297	506,105
	Purchase accounting adjustments	8,413	5,817	12,475	5,817
	Adjusted Revenue	271,781	266,065	532,772	511,922

	Operating income	28,159	21,748	54,554	51,990
	OP%	10.7%	8.4%	10.5%	10.3%
	Amortization of intangible assets	6,140	7,018	11,873	10,753
	Purchase accounting adjustments	8,274	6,030	12,351	6,030
	Acquisition-related costs	(58)	375	2	1,001
	Restructuring and contract termination charges, net	761	1,508	1,979	1,508
	Adjusted operating income	43,276	36,679	80,759	71,282
	Adjusted OP%	15.9%	13.8%	15.2%	13.9%

Corporate	Operating loss	(9,910)	(10,775)	(21,868)	(21,123)
	Mark to market and curtailments on post-retirement benefits	-	-	1,219	(163)
	Adjusted operating loss	(9,910)	(10,775)	(20,649)	(21,286)

Continuing Operations	Revenue	$521,790	$479,065	$1,032,680	$926,243
	Purchase accounting adjustments	10,463	6,187	16,936	6,378
	Adjusted Revenue	532,253	485,252	1,049,616	932,621

	Operating income	49,787	39,419	86,169	80,850
	OP%	9.5%	8.2%	8.3%	8.7%
	Amortization of intangible assets	23,341	19,299	46,740	35,684
	Purchase accounting adjustments	11,307	7,119	22,854	7,711
	Acquisition-related costs	95	1,126	346	3,996
	Mark to market and curtailments on post-retirement benefits	-	-	1,219	(163)
	Restructuring and contract termination charges, net	5,203	3,340	11,362	3,340
	Adjusted operating income	$89,733	$70,303	$168,690	$131,418
	Adjusted OP%	16.9%	14.5%	16.1%	14.1%

REPORTED REVENUE AND REPORTED OPERATING INCOME (LOSS) PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Six Months Ended

	July 1, 2012	July 3, 2011	July 1, 2012	July 3, 2011
(In thousands)		(As adjusted)		(As adjusted)

Operating activities:
Net income	$33,633	$29,761	$56,202	$54,674
Add: net (income) loss from discontinued operations and dispositions, net of income taxes	(65)	(660)	(558)	1,718
Net income from continuing operations	33,568	29,101	55,644	56,392
Adjustments to reconcile net income from continuing operations to net cash provided by continuing operations:
Stock-based compensation	4,776	4,906	10,252	7,960
Restructuring and contract termination charges, net	5,203	3,340	11,362	3,340
Amortization of deferred debt issuance costs	878	635	1,745	1,270
Depreciation and amortization	32,156	26,648	64,163	50,601
Amortization of acquired inventory revaluation	279	268	4,774	378
Changes in assets and liabilities which provided (used) cash, excluding effects from companies purchased and divested:
Accounts receivable, net	7,623	(20,705)	13,473	3,904
Inventories, net	318	6,177	(12,652)	(3,566)
Accounts payable	13,364	(3,508)	1,645	(19,838)
Accrued expenses and other	(20,752)	8,040	(57,733)	1,741
Net cash provided by operating activities of continuing operations	77,413	54,902	92,673	102,182
Net cash used in operating activities of discontinued operations	(1,023)	(3,002)	(744)	(7,631)
Net cash provided by operating activities	76,390	51,900	91,929	94,551

Investing activities:
Capital expenditures	(6,221)	(8,289)	(11,449)	(15,970)
Changes in restricted cash balances	200	420	200	420
Payments for acquisitions and investments, net of cash and cash equivalents acquired	-	(253,749)	-	(310,351)
Net cash used in investing activities of continuing operations	(6,021)	(261,618)	(11,249)	(325,901)
Net cash provided by investing activities of discontinued operations	988	28,252	988	28,252
Net cash used in investing activities	(5,033)	(233,366)	(10,261)	(297,649)

Financing Activities:
Payments on debt	(122,000)	(128,800)	(244,000)	(247,000)
Proceeds from borrowings	99,000	286,000	210,000	494,000
Payments of debt issuance costs	(137)	-	(416)	-
Payments on other credit facilities	-	(2,265)	-	(2,303)
Payments for acquisition related contingent consideration	(9,343)	-	(9,343)	(137)
Excess tax benefit from exercise of equity grants	-	819	1,139	8,591
Proceeds from stock option exercises	2,247	5,522	11,746	23,552
Purchases of common stock	(431)	(773)	(2,063)	(109,997)
Dividends paid	(7,969)	(7,891)	(15,891)	(15,997)
Net cash (used in) provided by financing activities of continuing operations	(38,633)	152,612	(48,828)	150,709
Net cash used in financing activities of discontinued operations	-	-	-	(1,908)
Net cash (used in) provided by financing activities	(38,633)	152,612	(48,828)	148,801

Effect of exchange rate changes on cash and cash equivalents	(6,078)	8,214	(3,779)	29,419

Net increase (decrease) in cash and cash equivalents	26,646	(20,640)	29,061	(24,878)
Cash and cash equivalents at beginning of period	144,757	415,848	142,342	420,086
Cash and cash equivalents at end of period	$171,403	$395,208	$171,403	$395,208

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS

(In thousands)	July 1, 2012	January 1, 2012

Current assets:
Cash and cash equivalents	$171,403	$142,342
Accounts receivable, net	389,466	409,888
Inventories, net	244,436	240,763
Other current assets	92,293	69,023
Current assets of discontinued operations	202	202
Total current assets	897,800	862,218

Property, plant and equipment, net:
At cost	456,830	451,953
Accumulated depreciation	(289,653)	(277,386)
Property, plant and equipment, net	167,177	174,567
Marketable securities and investments	1,102	1,105
Intangible assets, net	613,009	661,607
Goodwill	2,080,031	2,093,626
Other assets, net	41,818	41,075
Total assets	$3,800,937	$3,834,198

Current liabilities:
Accounts payable	$174,028	$173,153
Accrued restructuring costs	15,189	13,958
Accrued expenses	397,353	411,526
Current liabilities of discontinued operations	1,115	1,429
Total current liabilities	587,685	600,066

Long-term debt	911,043	944,908
Accrued restructuring costs	7,975	8,928
Long-term liabilities	408,904	438,080
Total liabilities	1,915,607	1,991,982

Commitments and contingencies

Total stockholders' equity	1,885,330	1,842,216
Total liabilities and stockholders' equity	$3,800,937	$3,834,198

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except per share data and percentages)	PKI
	Three Months Ended
	July 1, 2012		July 3, 2011
			(As adjusted)
Adjusted revenue:
Revenue	$521.8		$479.1
Purchase accounting adjustments	10.5		6.2
Adjusted revenue	$532.3		$485.3

Adjusted gross margin:
Gross margin	$238.8	45.8%	$209.2	43.7%
Amortization of intangible assets	13.0	2.5%	13.4	2.8%
Purchase accounting adjustments	10.7	2.1%	6.5	1.3%
Adjusted gross margin	$262.5	49.3%	$229.0	47.2%

Adjusted SG&A:
SG&A	$149.7	28.7%	$138.4	28.9%
Amortization of intangible assets	(10.1)	-1.9%	(5.7)	-1.2%
Purchase accounting adjustments	(0.6)	-0.1%	(0.7)	-0.1%
Acquisition-related costs	(0.1)	0.0%	(1.1)	-0.2%
Adjusted SG&A	$138.9	26.1%	$130.9	27.0%

Adjusted R&D:
R&D	$34.1	6.5%	$28.0	5.9%
Amortization of intangible assets	(0.3)	0.0%	(0.2)	0.0%
Adjusted R&D	$33.8	6.4%	$27.8	5.7%

Adjusted operating income:
Operating income	$49.8	9.5%	$39.4	8.2%
Amortization of intangible assets	23.3	4.5%	19.3	4.0%
Purchase accounting adjustments	11.3	2.2%	7.1	1.5%
Acquisition-related costs	0.1	0.0%	1.1	0.2%
Restructuring and contract termination charges, net	5.2	1.0%	3.3	0.7%
Adjusted operating income	$89.7	16.9%	$70.3	14.5%

	PKI
	Three Months Ended
	July 1, 2012		July 3, 2011
			(As adjusted)
Adjusted EPS:
EPS	$0.29		$0.26
Discontinued operations, net of income taxes	0.00		0.01
EPS from continuing operations	0.29		0.26
Amortization of intangible assets, net of income taxes	0.13		0.11
Purchase accounting adjustments, net of income taxes	0.06		0.04
Acquisition-related costs, net of income taxes	0.00		0.01
Restructuring and contract termination charges, net of income taxes	0.04		0.02
Adjusted EPS	$0.53		$0.43

	Human Health
	Three Months Ended
	July 1, 2012		July 3, 2011
			(As adjusted)
Adjusted revenue:
Revenue	$258.4		$218.8
Purchase accounting adjustments	2.1		0.4
Adjusted revenue	$260.5		$219.2

Adjusted operating income:
Operating income	$31.5	12.2%	$28.4	13.0%
Amortization of intangible assets	17.2	6.7%	12.3	5.6%
Purchase accounting adjustments	3.0	1.2%	1.1	0.5%
Acquisition-related costs	0.2	0.1%	0.8	0.3%
Restructuring and contract termination charges, net	4.4	1.7%	1.8	0.8%
Adjusted operating income	$56.4	21.6%	$44.4	20.3%

	Environmental Health
	Three Months Ended
	July 1, 2012		July 3, 2011
			(As adjusted)
Adjusted revenue:
Revenue	$263.4		$260.2
Purchase accounting adjustments	8.4		5.8
Adjusted revenue	$271.8		$266.1

Adjusted operating income:
Operating income	$28.2	10.7%	$21.7	8.4%
Amortization of intangible assets	6.1	2.3%	7.0	2.7%
Purchase accounting adjustments	8.3	3.1%	6.0	2.3%
Acquisition-related costs	(0.1)	0.0%	0.4	0.1%
Restructuring and contract termination charges, net	0.8	0.3%	1.5	0.6%
Adjusted operating income	$43.3	15.9%	$36.7	13.8%

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except per share data and percentages)	PKI
	Six Months Ended
	July 1, 2012		July 3, 2011
			(As adjusted)
Adjusted revenue:
Revenue	$1,032.7		$926.2
Purchase accounting adjustments	16.9		6.4
Adjusted revenue	$1,049.6		$932.6

Adjusted gross margin:
Gross margin	$470.8	45.6%	$409.5	44.2%
Amortization of intangible assets	25.9	2.5%	24.8	2.7%
Purchase accounting adjustments	21.7	2.1%	6.8	0.7%
Mark to market and curtailments on post-retirement benefits	1.2	0.1%	(0.2)	0.0%
Adjusted gross margin	$519.7	49.5%	$440.9	47.3%

Adjusted SG&A:
SG&A	$306.6	29.7%	$271.1	29.3%
Amortization of intangible assets	(20.4)	-2.0%	(10.3)	-1.1%
Purchase accounting adjustments	(1.1)	-0.1%	(1.0)	-0.1%
Acquisition-related costs	(0.3)	0.0%	(4.0)	-0.4%
Adjusted SG&A	$284.6	27.1%	$255.8	27.4%

Adjusted R&D:
R&D	$66.7	6.5%	$54.2	5.9%
Amortization of intangible assets	(0.4)	0.0%	(0.5)	-0.1%
Adjusted R&D	$66.3	6.3%	$53.7	5.8%

Adjusted operating income:
Operating income	$86.2	8.3%	$80.9	8.7%
Amortization of intangible assets	46.7	4.5%	35.7	3.9%
Purchase accounting adjustments	22.9	2.2%	7.7	0.8%
Acquisition-related costs	0.3	0.0%	4.0	0.4%
Mark to market and curtailments on post-retirement benefits	1.2	0.1%	(0.2)	0.0%
Restructuring and contract termination charges, net	11.4	1.1%	3.3	0.4%
Adjusted operating income	$168.7	16.1%	$131.4	14.1%

	PKI
	Six Months Ended
	July 1, 2012		July 3, 2011
			(As adjusted)
Adjusted EPS:
EPS	$0.49		$0.48
Discontinued operations, net of income taxes	0.00		(0.02)
EPS from continuing operations	0.49		0.49
Amortization of intangible assets, net of income taxes	0.26		0.20
Purchase accounting adjustments, net of income taxes	0.13		0.04
Acquisition-related costs, net of income taxes	0.00		0.03
Mark to market and curtailments on post-retirement benefits, net of income taxes	0.01		(0.00)
Restructuring and contract termination charges, net of income taxes	0.07		0.02
Adjusted EPS	$0.96		$0.78

	PKI
			Twelve Months Ended
			December 30, 2012
Adjusted EPS:			Projected
EPS from continuing operations			$1.21 - $1.26
Amortization of intangible assets, net of income taxes			0.51
Purchase accounting adjustments, net of income taxes			0.17
Acquisition-related costs, net of income taxes			0.00
Mark to market and curtailments on post-retirement benefits,
net of income taxes			0.01
Restructuring and contract termination charges, net of income taxes			0.10
Adjusted EPS			$2.00 - $2.05

	Human Health
	Six Months Ended
	July 1, 2012		July 3, 2011
			(As adjusted)
Adjusted revenue:
Revenue	$512.4		$420.1
Purchase accounting adjustments	4.5		0.6
Adjusted revenue	$516.8		$420.7

Adjusted operating income:
Operating income	$53.5	10.4%	$50.0	11.9%
Amortization of intangible assets	34.9	6.8%	24.9	5.9%
Purchase accounting adjustments	10.5	2.0%	1.7	0.4%
Acquisition-related costs	0.3	0.1%	3.0	0.7%
Restructuring and contract termination charges, net	9.4	1.8%	1.8	0.4%
Adjusted operating income	$108.6	21.0%	$81.4	19.4%

	Environmental Health
	Six Months Ended
	July 1, 2012		July 3, 2011
			(As adjusted)
Adjusted revenue:
Revenue	$520.3		$506.1
Purchase accounting adjustments	12.5		5.8
Adjusted revenue	$532.8		$511.9

Adjusted operating income:
Operating income	$54.6	10.5%	$52.0	10.3%
Amortization of intangible assets	11.9	2.3%	10.8	2.1%
Purchase accounting adjustments	12.4	2.4%	6.0	1.2%
Acquisition-related costs	0.0	0.0%	1.0	0.2%
Restructuring and contract termination charges, net	2.0	0.4%	1.5	0.3%
Adjusted operating income	$80.8	15.2%	$71.3	13.9%

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

PKI
Three Months Ended
July 1, 2012
Organic revenue growth:
Reported revenue growth	9%
Less: effect of foreign exchange rates	-4%
Less: effect of acquisitions including purchase accounting adjustments	8%
Organic revenue growth	5%

Human Health
Three Months Ended
July 1, 2012
Organic revenue growth:
Reported revenue growth	18%
Less: effect of foreign exchange rates	-4%
Less: effect of acquisitions including purchase accounting adjustments	17%
Organic revenue growth	4%

Environmental Health
Three Months Ended
July 1, 2012
Organic revenue growth:
Reported revenue growth	1%
Less: effect of foreign exchange rates	-4%
Less: effect of acquisitions including purchase accounting adjustments	0%
Organic revenue growth	5%

Adjusted Revenue and Adjusted Revenue Growth

We use the term “adjusted revenue” to refer to GAAP revenue, including estimated revenue from contracts acquired in various acquisitions that will not be fully recognized due to business combination accounting rules. We use the related term “adjusted revenue growth” to refer to the measure of comparing current period adjusted revenue with the corresponding period of the prior year. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better measure the performance of our investments in technology, to evaluate long-term performance trends and to assess our ability to invest in our business. Adjusted revenue growth also provides for easier comparisons of our performance with prior and future periods and relative comparisons to our peers. Our GAAP revenue for the periods subsequent to our acquisitions does not reflect the full amount of revenue on such contracts that would have otherwise been recorded by the acquired businesses. The non-GAAP adjustment is intended to reflect the full amount of such revenue. We believe our investors will use this adjustment as a measure of the ongoing performance of the acquired businesses because customers have historically entered into such contracts for renewed and/or developmental support, although there can be no assurance that customers will do so in the future.

Organic Revenue and Organic Revenue Growth

We use the term “organic revenue” to refer to GAAP revenue, excluding the effect of foreign currency translation and acquisitions, and including estimated revenue from contracts acquired in various acquisitions that will not be fully recognized due to business combination accounting rules. We use the related term “organic revenue growth” to refer to the measure of comparing current period organic revenue with the corresponding period of the prior year. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better measure the performance of our investments in technology, to evaluate long-term performance trends and to assess our ability to invest in our business. Organic revenue growth also provides for easier comparisons of our performance with prior and future periods and relative comparisons to our peers. We exclude the effect of foreign currency translation from these measures because foreign currency translation is subject to volatility and can obscure underlying trends. We exclude the effect of acquisitions because acquisition activity can vary dramatically between reporting periods and between us and our peers, which we believe makes comparisons of long-term performance trends difficult for management and investors, and could result in overstating or understating to our investors the performance of our operations. We include estimated revenue from contracts acquired with various acquisitions that will not be fully recognized due to business combination rules. Our GAAP revenue for the periods subsequent to our acquisitions does not reflect the full amount of revenue on such contracts that would have otherwise been recorded by the acquired businesses. The non-GAAP adjustment is intended to reflect the full amount of such revenue. We believe our investors will use this adjustment as a measure of the ongoing performance of the acquired businesses because customers have historically entered into such contracts for renewed and/or developmental support, although there can be no assurance that customers will do so in the future.

Adjusted Gross Margin and Adjusted Gross Margin Percentage

We use the term “adjusted gross margin” to refer to GAAP gross margin, excluding amortization of intangible assets, inventory fair value adjustments related to business acquisitions, and including estimated revenue from contracts acquired in various acquisitions that will not be fully recognized due to business combination accounting rules. We also exclude adjustments for mark-to-market accounting and curtailments on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. We use the related term “adjusted gross margin percentage” to refer to adjusted gross margin as a percentage of adjusted revenue. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better measure the performance of our investments in technology, to evaluate the long-term profitability trends and to assess our ability to invest in our business. We exclude amortization of intangible assets from these measures because intangibles amortization charges do not represent what we believe our investors consider to be costs of producing our products and could distort the additional value generated over the cost of producing those products. In addition, inventory fair value adjustments related to business acquisitions and adjustments for mark-to-market accounting and curtailments on post-retirement benefits do not represent what we believe our investors consider to be costs used in producing our products. We include estimated revenue from contracts acquired with various acquisitions that will not be fully recognized due to business combination rules. Our GAAP revenue for the periods subsequent to our acquisitions does not reflect the full amount of revenue on such contracts that would have otherwise been recorded by the acquired businesses. The non-GAAP adjustment is intended to reflect the full amount of such revenue. We believe our investors will use this adjustment as a measure of the ongoing performance of the acquired businesses because customers have historically entered into such contracts for renewed and/or developmental support, although there can be no assurance that customers will do so in the future.

Adjusted Selling, General and Administrative (SG&A) Expense and Adjusted SG&A Percentage

We use the term “adjusted SG&A expense” to refer to GAAP SG&A expense, excluding amortization of intangible assets, changes to the fair values assigned to contingent consideration, and other costs related to business acquisitions. We use the related term “adjusted SG&A percentage” to refer to adjusted SG&A expense as a percentage of adjusted revenue. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better measure the cost of the internal operating structure, our ability to leverage that structure and the level of investment required to grow our business. We exclude amortization of intangible assets from these measures because intangibles amortization charges do not represent what we believe our investors consider to be costs that support our internal operating structure and could distort the efficiencies of that structure. We exclude changes to the fair values assigned to contingent consideration and other costs related to business acquisitions, because they only occur due to an acquisition and the potential subsequent repositioning of the business that could distort the performance measures of costs to support our internal operating structure.

Adjusted Research and Development (R&D) Expense and Adjusted R&D Percentage

We use the term “adjusted R&D expense” to refer to GAAP R&D expense, excluding amortization of intangible assets. We use the related term “adjusted R&D percentage” to refer to adjusted R&D expense as a percentage of adjusted revenue. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better understand and evaluate our internal technology investments. We exclude amortization of intangible assets from these measures because intangibles amortization charges do not represent what we believe our investors consider to be internal investments in R&D activities and could distort our R&D investment level.

Adjusted Operating Income, Adjusted Operating Profit Percentage, Adjusted Operating Profit Margin and Adjusted Operating Margin

We use the term “adjusted operating income,” to refer to GAAP operating income, excluding amortization of intangible assets, inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, and restructuring and contract termination charges, and including estimated revenue from contracts acquired in various acquisitions that will not be fully recognized due to business combination accounting rules. We also exclude adjustments for mark-to-market accounting and curtailments on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. Adjusted operating income is calculated by subtracting adjusted R&D expense and adjusted SG&A expense from adjusted gross margin. We use the related term “adjusted operating profit percentage,” “adjusted operating profit margin,” or “adjusted operating margin” to refer to adjusted operating income as a percentage of adjusted revenue. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to analyze the costs of the different components of producing and selling our products, to better measure the performance of our internal investments in technology and to evaluate the long-term profitability trends of our core operations. Adjusted operating income also provides for easier comparisons of our performance and profitability with prior and future periods and relative comparisons to our peers. We believe our investors do not consider the items that we exclude from adjusted operating income to be costs of producing our products, investments in technology and production or costs to support our internal operating structure, and so we present this non-GAAP measure to avoid overstating or understating to our investors the performance of our operations. We exclude restructuring and contract termination charges because they tend to occur due to an acquisition, divestiture, repositioning of the business or other unusual event that could distort the performance measures of our internal investments and costs to support our internal operating structure. We include estimated revenue from contracts acquired with various acquisitions that will not be fully recognized due to business combination rules. Our GAAP revenue for the periods subsequent to our acquisitions does not reflect the full amount of revenue on such contracts that would have otherwise been recorded by the acquired businesses. The non-GAAP adjustment is intended to reflect the full amount of such revenue. We believe our investors will use this adjustment as a measure of the ongoing performance of the acquired businesses because customers have historically entered into such contracts for renewed and/or developmental support, although there can be no assurance that customers will do so in the future.

Adjusted Earnings Per Share

We use the term “adjusted earnings per share,” or “adjusted EPS,” to refer to GAAP earnings per share, excluding discontinued operations, amortization of intangible assets, inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, and restructuring and contract termination charges, and including estimated revenue from contracts acquired in various acquisitions that will not be fully recognized due to business combination accounting rules. We also exclude adjustments for mark-to-market accounting and curtailments on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. Adjusted earnings per share is calculated by subtracting the items above included in adjusted gross margin, adjusted R&D expense, adjusted SG&A expense, and restructuring and contract termination charges, and provision for taxes related to these items, from GAAP earnings per share. We believe that this non-GAAP measure, when taken together with our GAAP financial measures, allows us and our investors to analyze the costs of producing and selling our products and the performance of our internal investments in technology and our internal operating structure, to evaluate the long-term profitability trends of our core operations and to calculate the underlying value of the core business on a dilutive share basis, which is a key measure of the value of the Company used by our management and we believe used by investors as well. Adjusted earnings per share also facilitates the overall analysis of the value of the Company and the core measure of the success of our operating business model as compared to prior and future periods and relative comparisons to our peers. We exclude discontinued operations, amortization of intangible assets, inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, adjustments for mark-to-market accounting and curtailments on post-retirement benefits, and restructuring and contract termination charges, as these items do not represent what we believe our investors consider to be costs of producing our products, investments in technology and production, and costs to support our internal operating structure, which could result in overstating or understating to our investors the performance of our operations. We include estimated revenue from contracts acquired with various acquisitions that will not be fully recognized due to business combination rules. Our GAAP revenue for the periods subsequent to our acquisitions does not reflect the full amount of revenue on such contracts that would have otherwise been recorded by the acquired businesses. The non-GAAP adjustment is intended to reflect the full amount of such revenue. We believe our investors will use this adjustment as a measure of the ongoing performance of the acquired businesses because customers have historically entered into such contracts for renewed and/or developmental support, although there can be no assurance that customers will do so in the future.

The second quarter tax effect on adjusted EPS for (i) discontinued operations was an expense of $0.00 in 2012 and a benefit of $0.01 in 2011, (ii) amortization of intangible assets was an expense of $0.07 in 2012 and an expense of $0.06 in 2011, (iii) restructuring and contract termination charges was an expense of $0.01 for both 2012 and 2011, and (iv) the estimated revenue from contracts acquired with various acquisitions that will not be fully recognized due to business combination accounting rules was an expense of $0.03 in 2012 and an expense of $0.02 in 2011. The second quarter tax effect on adjusted EPS for each of the remaining items (inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, and adjustments for mark-to-market accounting and curtailments on post-retirement benefits) was $0.00 for both 2012 and 2011. The full year tax effect on adjusted EPS for (i) discontinued operations was an expense of $0.00 in 2012 and a benefit of $0.00 in 2011, (ii) amortization of intangible assets was an expense of $0.14 in 2012 and an expense of $0.11 in 2011, (iii) inventory fair value adjustments related to business acquisitions was an expense of $0.02 in 2012 and an expense of $0.00 in 2011, (iv) other costs related to business acquisitions was an expense of $0.00 in 2012 and an expense of $0.01 in 2011, (v) restructuring and contract termination charges was an expense of $0.03 in 2012 and an expense of $0.01 in 2011, and (vi) the estimated revenue from contracts acquired with various acquisitions that will not be fully recognized due to business combination accounting rules was an expense of $0.06 in 2012 and an expense of $0.02 in 2011. The full year tax effect on adjusted EPS for each of the remaining items (changes to the fair values assigned to contingent consideration and adjustments for mark-to-market accounting and curtailments on post-retirement benefits) was $0.00 for both 2012 and 2011. The tax effect for discontinued operations is calculated based on the authoritative guidance in the Financial Accounting Standards Board’s Accounting Standards Codification 740, Income Taxes. The tax effect for amortization of intangible assets, inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, adjustments for mark-to-market accounting and curtailments on post-retirement benefits, restructuring and contract termination charges, and the estimated revenue from contracts acquired with various acquisitions is calculated based on operational results and applicable jurisdictional law, which contemplates tax rates currently in effect to determine our tax provision.

* * * *

The non-GAAP financial measures described above are not meant to be considered superior to, or a substitute for, our financial statements prepared in accordance with GAAP. There are material limitations associated with non-GAAP financial measures because they exclude charges that have an effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results. Management compensates and believes that investors should compensate for these limitations by viewing the non-GAAP financial measures in conjunction with the GAAP financial measures. In addition, the non-GAAP financial measures included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies.

Each of the non-GAAP financial measures listed above are also used by our management to evaluate our operating performance, communicate our financial results to our Board of Directors, benchmark our results against our historical performance and the performance of our peers, evaluate investment opportunities including acquisitions and discontinued operations, and determine the bonus payments for senior management and employees.

CONTACT:
Investor Relations:
PerkinElmer, Inc.
Tommy J. Thomas, CPA, 781-663-5889
tommy.thomas@perkinelmer.com
or
Media Contact:
PerkinElmer, Inc.
Stephanie R. Wasco, 781-663-5701
stephanie.wasco@perkinelmer.com